EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580                                                                FAX (713) 651-0849

1100 LOUISIANA    SUITE 4600             HOUSTON, TEXAS 77002-5294            TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into (1) the Registration Statement on Form S-1 (including any amendments or supplements thereto, related appendices, and financial statements) of Amplify Energy Corp. (the “Registration Statement”) and (2) the 2016 annual report on Form 10-K (the “Annual Report”) of Memorial Production Partners LP of our report dated March 8, 2017, with respect to our audit of estimates of proved reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2016. We also hereby consent to all references to our firm or such report included in or incorporated by reference into the Registration Statement and the Annual Report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

September 15, 2017

SUITE 600,  1015 4TH    STREET, S.W. CALGARY, ALBERTA T2R 1J4 TEL (403) 262-2799 FAX (403) 262-2790

621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501 TEL (303) 623-9147 FAX (303) 623-4258